UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)

Registrant’s Telephone Number, Including Area Code	(408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On March 22, 2006, Symantec Corporation (the “Company”) announced to its employees that on March 30, 2006, the Company will accelerate the vesting of certain stock options with exercise prices equal to or greater than $27.00 per share that are outstanding on that date. The Company will not accelerate the vesting of any such stock options held by the Company’s executive officers or directors.
The acceleration of vesting is effective for stock options outstanding as of March 30, 2006. Options to purchase approximately 6.7 million shares of common stock, or approximately 14% of the Company’s outstanding unvested options, will be accelerated. The weighted average exercise price of the stock options subject to this acceleration is approximately $28.73.
The Company’s purpose for implementing the acceleration is to reduce future stock option compensation expense that the Company would otherwise be required to recognize in its results of operations after adoption of FASB Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. The Company will adopt FAS No. 123(R) on April 1, 2006, which is the beginning of the Company’s 2007 fiscal year. The Company estimates that the pre-tax charge to be avoided would be approximately $80 million over the remaining portion of the original vesting periods, which on average is approximately 2.5 years from the effective date of the acceleration.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
	By:	/s/ Arthur F. Courville
Date: March 23, 2006		Arthur F. Courville
Senior Vice President, General Counsel and Secretary